SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 3, 2008

MagneGas Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51883	26-0250418
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

35246 US Highway 19 North, #311
Palm Harbor, Florida 34684
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(727) 934-9593
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2008, Mr. Bo Linton resigned as the Company’s President, and a member of the Board of Directors.  The resignation was not a result of any disagreement with the Company on any matter relating to its operation, policies or practices.

On July 3, 2008, the Board of Directors appointed Mr. Richard Connelly as the Company’s President.

Richard Connelly,
President

Mr. Connelly served as President and Chief Executive Officer of Connelly and Becker, Inc., an independent industrial, welding and specialty gas distribution company from 2001 through 2007.  From 1987 to 2001 Mr. Connelly served as National Sales Manager for ABICOR Binzel Corporation, his responsibilities included management of profit centers in 16 regions and 50 states with a $16.5 million budget and $19 million in sales revenue.

Mr. Connelly received a Bachelors of Business Management from Bridgeport University in February of 1993.  Mr. Connelly served in the United States Marines where he achieved the rank of Sergeant-Field Communications.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnegas Corporation

By:	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli, Chairman and CEO

Dated: July 8, 2008